UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2002

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5.     Other Events

See the following press release, dated October 1, 2002, announcing executive promotions as part of Gerber Scientific's full-scale implementation of its supply chain shared-services initiative.

For Immediate Release	Contact: Shawn M. Harrington
October 1, 2002	(860) 644-1551

Gerber Scientific, Inc. Promotes Executives

Company Implements its Supply-Chain Shared-Services Initiative

SOUTH WINDSOR, CT -- Gerber Scientific, Inc. (NYSE: GRB) today announced a number of management promotions as part of the company's full-scale implementation of Gerber's supply chain shared-services initiative.

"Our objective at Gerber Scientific is nothing less than market leadership and best-in-class operational performance," said Marc Giles, president and chief executive officer. "To accomplish that, we must be both the recognized technology leader in each of our markets, as well as a model of operational efficiency and low-cost production. Gerber's shared-services initiative will help us achieve these goals by integrating supply-chain processes, streamlining manufacturing and logistics, and leveraging scale to drive down costs and increase efficiency."

With the organizational changes announced by Gerber today, Giles said that the company's corporate structure is now aligned to support the aggressive implementation of its plans.

"This important initiative, which will be phased in over the next several months, will provide a strong platform for continued earnings growth, improved cash flow and enhanced returns over the mid-term. Our new management structure is also designed to support the development of our longer term growth strategy for the business."

Gerber announced the following key appointments today:

  Shawn M. Harrington to executive vice president and CFO, Gerber Scientific, Inc.;
  Bernard J. Demko to senior vice president and COO, Gerber Scientific, Inc.;
  James S. Arthurs to senior vice president, Gerber Scientific, Inc., and president, Gerber Technology;
  Doris W. Skoch to senior vice president, Gerber Scientific, Inc., and president, Spandex, PLC; and,
  Anthony L. Mattacchione to vice president and corporate controller, Gerber Scientific Inc.

The company also said that Elaine A. Pullen, senior vice president of Gerber Scientific, Inc. and president of Gerber Scientific Products, will assume the additional responsibility of establishing and chairing the company's new Corporate Technology Advisory Board.

Harrington will lead the company's strategic-planning and business-development activities, including the development of Gerber's long-term growth strategy and the formation of the recently announced Gerber Innovations unit. Harrington also will chair the new corporate IT Steering Committee. In recognition of Harrington's broader responsibilities, Mattacchione will now assume expanded leadership in the financial reporting and disclosure processes at Gerber Scientific Inc.

Since January, Demko has led a team to evaluate and develop a plan for best practices and supply-chain shared-services across the company. Most recently, Demko was the chief operating officer of Gerber Technology, where he led operating improvement initiatives to enable the financial turnaround of that business. As COO of Gerber Scientific, Demko will be responsible for the implementation of the shared-services initiative. The implementation, which will be phased in over the next 18 months, focuses on the integration of all supply-chain activities from purchasing, materials/inventory management, manufacturing, to the logistics functions of two subsidiaries, Gerber Scientific Products and Gerber Technology. Demko will retain leadership responsibility for Corporate Information Technology as an enabling tool for supply chain optimization. The new role will also include optimizing the company's real estate utilization, and exploiting opportunities for scale leverage with regard to strategic purchasing and logistics with the Gerber Coburn and Spandex subsidiaries. When completed, this initiative is expected to generate over $10 million in efficiency improvement, and provide for improved customer satisfaction with product delivery and quality.

Arthurs replaces Giles, who was appointed president and CEO of Gerber Scientific Inc. last November, as president of Gerber Technology. Having spent 22 years with Gerber, Arthurs is a highly respected veteran of the apparel and flexible materials industry, and was the chief architect of Gerber Technology's leading market share position in the developing world, which today represents a third of its total revenue. Arthurs will have direct responsibility for Gerber Technology's business strategy as well as all sales, marketing, product management, and R&D activities.

Pullen, senior vice president of Gerber Scientific Inc. and president of Gerber Scientific Products, will be, along with Arthurs, working closely with Demko during the integration process of the supply chains of the two subsidiaries. In addition, Pullen will be responsible for forming and chairing a new Corporate Technology Advisory Board, comprised of experts from both within and outside of the corporation. The initial charter of this Board will be to complete a strategic analysis with regard to the development of technology and technological innovation across the corporation. The ultimate goal will be to optimally harness the company's technical capabilities for competitive advantage and growth. Pullen joined Gerber in August of last year bringing with her a strong track record of technology, innovation, and business management. In that time, she has led the development of an exciting new strategy for the business, accordingly refocused and reorganized the Research and Development organization, and refilled the product development pipeline.

The Company also announced that Doris W. Skoch, who in January of this year was appointed the Managing Director of Spandex, PLC a wholly owned subsidiary of Gerber Scientific Inc. headquartered in Bristol, England, has been promoted to Senior Vice President of Gerber Scientific Inc. and President of Spandex. "Doris has met the challenge of turning around this fundamentally excellent business unit," said Giles. "Under Doris' leadership, Spandex has initiated several new programs to drive improvement in operating efficiency and market position, and is already beginning to show increased profitability, cash flow and market share. We are very pleased with the progress to date, and remain optimistic about the future."

About Gerber Scientific, Inc.

Gerber Scientific (http://www.gerberscientific.com) is the world's leading supplier of sophisticated automated manufacturing systems for sign making and specialty graphics, apparel and flexible goods, and optical lens processing. Headquartered in South Windsor, Connecticut, the company operates through four wholly owned subsidiaries: Gerber Scientific Products and Spandex PLC, Gerber Technology, and Gerber Coburn.

Safe Harbor Statement:

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the company's business, see the company's Annual Report on Form 10-K for the year ended April 30, 2002, as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the company assumes no obligation to update or revise any forward-looking statements contained in this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	October 2, 2002	By:	/s/ Shawn M. Harrington
Shawn M. Harrington Senior Vice President (Principal Financial and Accounting Officer)